Exhibit 10.3
FIFTH AMENDMENT TO THE
PIONEER NATURAL RESOURCES USA, INC.
401(k) AND MATCHING PLAN
(Amended and Restated Effective as of January 1, 2020)

THIS FIFTH AMENDMENT is made and entered into by Pioneer Natural Resources USA, Inc. (the “Company”):

WITNESSETH:

WHEREAS, the Company maintains the Pioneer Natural Resources USA, Inc. 401(k) and Matching Plan (the “Plan”);

WHEREAS, pursuant to Section 8.3 of the Plan, the Benefit Plan Design Committee (the “Committee”) of the Company maintains the authority to amend the Plan at any time; and

WHEREAS, effective March 4, 2021 (the “Effective Date”), the Committee desires to amend the Plan to provide for full and immediate vesting in any employer-derived benefits accrued under the Plan for certain employees who are involuntarily terminated in connection with the sale of Pioneer Natural Resources Well Services LLC.

NOW THEREFORE, the Plan is hereby amended as of the Effective Date as follows:

1.    Section 5.3(y) is hereby added to the Plan as follows:

(y)    Any provision of this Plan to the contrary notwithstanding, the amounts credited to the Employer Account of a Participant who is specifically designated by the Vice President, Human Resources of the Company as being involuntarily terminated in connection with the sale of Pioneer Natural Resources Well Services LLC announced by the Company on March 4, 2021 shall become fully vested and nonforfeitable on the date of such involuntary termination.

NOW, THEREFORE, be it further provided that except as provided above, the Plan shall continue to read in its current state.

IN WITNESS WHEREOF, the Company has executed this Fifth Amendment this 10th day of March 2020 to be effective as specified above.

PIONEER NATURAL RESOURCES USA, INC.

                            By: /s/ Tyson L. Taylor
                            Name: Tyson Taylor
                            Title: Vice President, Human Resources